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                                                                       EXHIBIT 5

                      [LETTERHEAD OF BAKER & HOSTETLER LLP]





                               December 18, 1998



Pioneer Hi-Bred International, Inc.
800 Capital Square
400 Locust Street
Des Moines, Iowa  50309

         Re: Registration Statement on Form S-3 with respect to $200,000,000 aggregate principal amount of Senior Notes of Pioneer Hi-Bred International, Inc.

Dear Sirs:

         We have acted as special counsel to Pioneer Hi-Bred International, Inc., an Iowa corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement"), filed under the Securities Act of 1933 (the "Act"), relating to the proposed public offering of up to $200,000,000 aggregate principal amount of the Company's Senior Notes (the "Notes") to be issued under an indenture between the Company and the Trustee named on the Form T-1 included as an exhibit to the Registration Statement (the "Indenture").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of this opinion.

         Based on the foregoing, we are of the opinion that:

         When (a) the Indenture shall have been duly executed and delivered in substantially the form filed with the Registration Statement, (b) the Notes shall have been duly executed and authenticated in accordance with the terms of the Indenture, (c) the Registration Statement shall have become effective under the Act, (d) the Indenture shall have been qualified under the Trust Indenture Act of 1939 and (e) the Notes shall have been issued and sold as described in the Registration Statement and in the prospectus which is a part thereof, the Notes will be duly authorized and valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

         The Indenture provides that it and the Notes are to be governed by and construed in accordance with the laws of the State of New York. We do not purport to be qualified to express legal conclusions based on the laws of any state or jurisdiction other than the laws of the State of Ohio, the United States of America and, solely with respect to the due execution, delivery and



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Pioneer Hi-Bred International, Inc.
December 18, 1998
Page 2



authorization of the Indenture and the Notes, the laws of the State of Iowa. The opinion herein has been rendered as if the Indenture and the Notes were governed in all respects by the laws of the State of Ohio, without giving effect to principles of conflict of laws, and in rendering this opinion we have assumed that New York law is the same as Ohio law in all relevant respects. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the laws of the State of Ohio, the laws of the United States of America, and, as indicated above, the laws of the State of Iowa.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the prospectus comprising a part of the Registration Statement.

                                            Very truly yours,



                                            Baker & Hostetler LLP


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